SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 13, 1996

                -------------------------------------------------
                Date of Report (Date of earliest event reported)


                             SUNLIGHT SYSTEMS, LTD.
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                  Nevada                   0-14306            84-0928627
       -------------------------------------------------------------------
       (State or other jurisdiction (Commission File Number) (IRS Employer
            of incorporation)                                Identification
                                                                Number)


                              820 S. Colorado Blvd.
                             Denver, Colorado 80222
            --------------------------------------------------------
              (Address of principal executive offices ) (Zip Code)


                                  (303)691-1900
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

                           MENDELL-DENVER CORPORATION
                            1816 Cherokee Bluff Drive
                         Knoxville, Tennessee 37920-2220
             -------------------------------------------------------
                         (Former name or former address)

ITEM 1   CHANGES IN CONTROL OF REGISTRANT

On August 13, 1996, a change in control of Mendell-Denver Corporation ("the Registrant") and a change in its primary business activities occurred as a part of a corporate reorganization.

On that date, the resignations of the former officers and directors, consisting of: Paul E. Mendell, Chairman of the Board, President, Chief Executive Officer and a Director, Charles R. Rayman, Vice-president, Secretary, Treasurer, Chief
Financial Officer and a Director, and David M. Hedges, a Director became unconditionally effective. Patricia E. Johnston is the sole Officer and Director of the Registrant.

As part of a corporate reorganization, the Registrant, effective July 22, 1996, was merged into its wholly owned subsidiary Sunlight Systems, Ltd., a Nevada Corporation. By virtue of the Articles and Plan of Merger:

     1. Mendell-Denver Corporation, a Colorado corporation was merged into Sunlight Systems, Ltd., a Nevada Corporation;

     2.   The Registrant's name was changed to Sunlight Systems, Ltd.; and

     3. Each five (5) shares of the Registrant outstanding shares, on the effective date of the Merger, became exchangeable into one (1) share of Sunlight Systems, Ltd.

As a consequence of such exchange, on the effective date of the Merger, the Ten Million, Four Hundred and Ninety-One Thousand, Five Hundred and Fifty-Eight (10,491,558) issued and outstanding shares of the Registrant. was reduced to Two Million, Ninety-eight Thousand, Three Hundred and Twelve (2,098,312) shares.

After the Merger and in order to complete the corporate reorganization, the Registrant accepted subscriptions for Six Million, Nine Hundred and One Thousand, Seven Hundred and Fifty-Two (6,901,752) restricted shares from six (6) individuals to provide funds for its proposed business activities. By virtue of such subscriptions, three (3) persons, who were non-affiliated third parties, acquired a controlling interest in the Registrant. Cheri L. Perry acquired Two Million, Eighty-Three Thousand, Nine Hundred and Sixty (2,083,960) restricted shares, in consideration of the payment of Three Hundred Thousand Dollars ($300,000.00) cash or cash equivalents; Bert Roosen acquired One Million, Eighty-Three Thousand, Eight Hundred and Ninety-Six (1,083,896) shares in consideration of Sixty-Six Thousand, Six Hundred and Sixty-Seven (66,667) restricted shares of Energy Corporation, valued at Three Hundred Thousand Dollars ($300,000.00); and Zenith Petroleum Corporation acquired Two Million, Eighty-Three Thousand, Eight Hundred and Ninety-Six (2,083,896) shares in consideration of the assignment of oil and gas properties valued at Three Hundred Thousand Dollars ($300,000.00). Three (3) other non-affiliated individuals who acquired minority interests in the Corporation, contributed cash in the amount of Ninety Thousand Dollars ($90,000.00) and a total of One Hundred Thousand (100,000) restricted common shares of Energy Corporation. The

Registrant, as the holder of the restricted shares of Energy Corporation contributed by the subscribers, including Mr. Roosen, is entitled to receive a liquidating stock distribution of One Hundred Thousand (100,000) registered common share of Intercell Corporation (NASDAQ: INCE) to be distributed, as part of a Plan of Liquidating Dissolution of Energy Corporation, in three (3) equal annual installments over the next three (3) years.

After the issuance of the subscribed shares, the Registrant has approximately Nine Million, Sixty-Four Thousand (9,064,000) shares issued and outstanding. The source of the funds utilized by the parties subscribing for the restricted shares were the personal property of such individuals or persons. The valuation of the property conveyed and the number of shares received were arbitrarily determined by the Board of Directors and bears no relationship necessarily to any established criteria of value.

As a result of the above transactions, Patricia E. Johnston, President and Sole Director of the Registrant, Cheri L. Perry, Secretary and the beneficial owner of more than ten percent (10%) of the Registrant, Bert Roosen, the beneficial owner of more than ten percent (10%) of the Registrant and Zenith Petroleum Corporation, the beneficial owner of more the ten percent (10%) of the Registrant are deemed to be in control of the Registrant. Patricia E. Johnston is the sole record and beneficial owner of Zenith Petroleum Corporation.

The cash and other property contributed by the subscribers will be used by the Registrant in its new proposed business activities. The Registrant intends to market and distribute a product known as the Sun Tunnel. This product is a home improvement product, designed to be a replacement for standard custom built sky lights. The Sun Tunnel is a circular sky light, mounted on the roof with a flexible, highly reflective, silver lined tube connecting the roof mounted sky light with an opening in the ceiling of the room where the light is to be directed. Due to the flexible nature of the tubing, the sky light can be mounted in virtually any place and the tubing flexed in any direction in the attic space. The product was initially developed in Australia and has enjoyed significant sales in those countries. The Management of Sun Tunnel Systems, Inc. estimates that the product has a Sixty to Sixty-Five Percent (60%-65%) share of all residential skylight business in Australia.

The Registrant has acquired a license from Sun Tunnel Systems, Inc. to sell and distribute such products, as a dealer in the State of Colorado (Counties:
Larimer, Boulder, Jefferson, Weld, Adams, Arapahoe, Douglas, El Paso, Fremont, Pueblo, Pitkin, Eagle, Summit and Lake.) and the State of Nevada (Counties:
Clark (Las Vegas)). Further, it has earned the distributorship rights for such product for the states of Indiana, Illinois, Ohio and Michigan. The Registrant is in the formative stages of its proposed business activities, but is beginning to see favorable response and sales to its marketing activities.

As result of the corporate reorganization described herein, Registrant's new CUSIP Number is: 86737P 10 3 and it has reserved the symbol SUNY for its common stock, if and when trading has been approved on the Bulletin Board.

ITEM 7        FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired; None.

(b)           Exhibits

              2.1 Articles and Plan of Merger of Mendell-Denver Corporation and Sunlight Systems, Ltd. as filed with the Secretary of the State of Colorado on July 19, 1996 and the State of Nevada on July 22, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:         August 15, 1996                 SUNLIGHT SYSTEMS, LTD.



                                              /s/ Patricia E. Johnston
                                              -----------------------------
                                              Patricia E. Johnston,
                                              President